Exhibit 99.1
THE REALREAL ANNOUNCES SECOND QUARTER 2023 RESULTS
Q2 2023 Gross Profit Margin Increased 908 basis points Year-Over-Year
Q2 2023 Net Income of $(41.3) million or (31.6)% of Total Revenue
Q2 2023 Adjusted EBITDA of $(22.3) million or (17.1)% of Total Revenue

SAN FRANCISCO, August 8, 2023 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its second quarter ended June 30, 2023. Second quarter 2023 gross merchandise value (GMV) and total revenue decreased 7% and 15% respectively, compared to the second quarter of 2022, which was driven in part by our purposeful reduction in direct revenue. For the second quarter of 2023, direct revenue was 16% of total revenue compared to 28% of total revenue during the same period in 2022. As a result, the company reported higher gross margins compared to the same period in 2022.

“Our strategic shift to re-focus on the higher margin portion of the consignment business is showing results. In the second quarter of 2023, GMV and revenue exceeded the mid-point of our guidance, and Adjusted EBITDA exceeded the high-end of our guidance range for the quarter,” said John Koryl, Chief Executive Officer of The RealReal.

Koryl continued, “During the second quarter, we continued to transition away from company-owned inventory and consigned items that sell for under $100, which are not profitable for The RealReal. These actions resulted in higher average order value, a higher gross margin rate, reduced company-owned inventory, and a smaller Adjusted EBITDA loss compared to the prior year. We view the shift to a higher gross margin rate as a structural change to our business model. Therefore, we believe the changes implemented in 2023 will reset the company to a slightly smaller but more profitable business. With this new margin structure, we expect to return to profitable top-line growth next year and we continue to project that we are on track to achieve Adjusted EBITDA profitability on a full year basis in 2024.”
Second Quarter Financial Highlights
•GMV was $423 million, a decrease of 7% compared to the same period in 2022
•Total Revenue was $131 million, a decrease of 15% compared to the same period in 2022
•Gross Margin was 65.9%, an increase of 908 basis points compared to the same period in 2022
•Net Loss was $41.3 million or (31.6)% of total revenue compared to $53.2 million or (34.4)% in the same period in 2022
•Adjusted EBITDA was $(22.3) million or (17.1)% of total revenue compared to $(28.8) million or (18.7)% of total revenue in the second quarter of 2022
•GAAP basic and diluted net loss per share was $(0.41) compared to $(0.56) in the prior year period
•Non-GAAP basic and diluted net loss attributable to common shareholders per share was $(0.30) compared to $(0.40) in the prior year period
•Top-line-related Metrics
◦Trailing 12 months (TTM) active buyers reached 985,000, an increase of 11% compared to the same period in 2022
◦Orders reached 789,000 in the second quarter, a decrease of 16% compared to the same period in 2022
◦Average order value (AOV) was $537, an increase of 10% compared to the same period in 2022
◦Higher AOV was driven by a year-over-year increase in average selling prices (ASPs) driven by a shift into higher-value items and reduced lower-value items, partially offset by a decrease in units per transaction (UPT).
◦GMV from repeat buyers was 87% which is an increase of approximately 260 basis points compared to the prior year period

Q3 and Full Year 2023 Guidance
Based on market conditions as of August 8, 2023, we are updating our full year 2023 guidance and providing guidance for third quarter 2023 GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure.

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

	Q3 2023	Full Year 2023
GMV	$385 - $415 million	$1.725 billion - $1.775 billion
Total Revenue	$120 - $130 million	$540 - $560 million
Adjusted EBITDA	$(18) - $(15) million	$(72) - $(66) million

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) to answer questions regarding its results. Investors and analysts can access the call at https://register.vevent.com/
register/BI3327df328b27486b9e15fcca0df25c3f. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 33 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service.
Investor Relations Contact:
Caitlin Howe
Senior Vice President, Investor Relations
IR@therealreal.com
Press Contact:
Laura Hogya
Head of Communications
PR@therealreal.com
Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “target,” “contemplate,” “project,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events and uncertainty surrounding macro-economic trends, disruptions in the financial industry, inflation and the COVID-19 pandemic, our ability to achieve anticipated savings in connection with our real estate reduction plan and associated workforce reduction, our ability to efficiently drive growth in consignors and buyers through our marketing and advertising activity, our ability to successfully implement our growth strategies and their capacity to help us achieve profitability or generate sustainable revenue and profit, and our financial guidance, timeline to profitability, and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations and our business environment, inflation, macroeconomic uncertainty, disruptions to the financial industry, geopolitical instability, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total revenue ("Adjusted EBITDA Margin"), non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and related payroll tax, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Consignment revenue	$96,577	$96,917	$199,220	$180,906
Direct revenue	20,887	42,646	45,840	91,469
Shipping services revenue	13,391	14,872	27,699	28,760
Total revenue	130,855	154,435	272,759	301,135
Cost of revenue:
Cost of consignment revenue	14,575	14,254	30,104	27,987
Cost of direct revenue	20,446	36,660	45,476	76,694
Cost of shipping services revenue	9,660	15,834	21,022	30,150
Total cost of revenue	44,681	66,748	96,602	134,831
Gross profit	86,174	87,687	176,157	166,304
Operating expenses:
Marketing	15,351	16,983	32,869	34,944
Operations and technology	65,575	69,276	133,607	136,377
Selling, general and administrative	44,326	52,136	94,171	100,398
Restructuring charges	1,864	275	38,252	275
Total operating expenses (1)	127,116	138,670	298,899	271,994
Loss from operations	(40,942)	(50,983)	(122,742)	(105,690)
Interest income	2,404	260	4,457	358
Interest expense	(2,678)	(2,675)	(5,345)	(5,339)
Other income (expense), net	—	266	—	127
Loss before provision for income taxes	(41,216)	(53,132)	(123,630)	(110,544)
Provision for income taxes	114	33	200	33
Net loss attributable to common stockholders	$(41,330)	$(53,165)	$(123,830)	$(110,577)
Net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(0.56)	$(1.23)	$(1.17)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	100,973,105	94,901,943	100,294,359	94,192,963

(1) Includes stock-based compensation as follows:
Marketing	$349	$614	$799	$1,207
Operating and technology	3,301	5,616	6,992	10,865
Selling, general and administrative	5,116	7,435	9,966	14,107
Total	$8,766	$13,665	$17,757	$26,179

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$188,890	$293,793
Accounts receivable, net	5,994	12,207
Inventory, net	25,904	42,967
Prepaid expenses and other current assets	18,866	23,291
Total current assets	239,654	372,258
Property and equipment, net	105,775	112,679
Operating lease right-of-use assets	91,018	127,955
Restricted cash	16,805	—
Other assets	5,468	2,749
Total assets	$458,720	$615,641
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$13,153	$11,902
Accrued consignor payable	61,837	81,543
Operating lease liabilities, current portion	20,819	20,776
Other accrued and current liabilities	72,146	93,292
Total current liabilities	167,955	207,513
Operating lease liabilities, net of current portion	112,151	125,118
Convertible senior notes, net	451,127	449,848
Other noncurrent liabilities	3,071	3,254
Total liabilities	734,304	785,733
Stockholders’ deficit:
Common stock, $0.00001 par value; 500,000,000 shares authorized as of June 30, 2023, and December 31, 2022; 102,136,022 and 99,088,172 shares issued and outstanding as of June 30, 2023, and December 31, 2022, respectively	1	1
Additional paid-in capital	799,398	781,060
Accumulated deficit	(1,074,983)	(951,153)
Total stockholders’ deficit	(275,584)	(170,092)
Total liabilities and stockholders’ deficit	$458,720	$615,641

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(123,830)	$(110,577)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	15,786	13,060
Stock-based compensation expense	17,757	26,179
Reduction of operating lease right-of-use assets	9,168	9,669
Bad debt expense	1,029	680
Accretion of debt discounts and issuance costs	1,279	1,293
Loss on disposal/sale of property and equipment and impairment of capitalized proprietary software	56	229
Property, plant, equipment, and right-of-use asset impairments	33,505	—
Provision for inventory write-downs and shrinkage	6,531	950
Changes in operating assets and liabilities:
Accounts receivable, net	5,184	723
Inventory, net	10,532	(3,965)
Prepaid expenses and other current assets	4,121	238
Other assets	(2,820)	(351)
Operating lease liability	(11,437)	(8,395)
Accounts payable	1,763	3,567
Accrued consignor payable	(19,706)	(6,599)
Other accrued and current liabilities	(9,639)	(14,421)
Other noncurrent liabilities	(137)	(184)
Net cash used in operating activities	(60,858)	(87,904)
Cash flow from investing activities:
Capitalized proprietary software development costs	(7,514)	(6,620)
Purchases of property and equipment	(19,764)	(9,599)
Net cash used in investing activities	(27,278)	(16,219)
Cash flow from financing activities:
Proceeds from exercise of stock options	3	965
Proceeds from issuance of stock in connection with the Employee Stock Purchase Program	446	900
Taxes paid related to restricted stock vesting	(411)	(23)
Net cash provided by financing activities	38	1,842
Net decrease in cash, cash equivalents and restricted cash	(88,098)	(102,281)
Cash, cash equivalents and restricted cash
Beginning of period	293,793	418,171
End of period	$205,695	$315,890

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted EBITDA Reconciliation:
Net loss	$(41,330)	$(53,165)	$(123,830)	$(110,577)
Depreciation and amortization	7,965	6,696	15,786	13,060
Interest income	(2,404)	(260)	(4,457)	(358)
Interest expense	2,678	2,675	5,345	5,339
Provision for income taxes	114	33	200	33
EBITDA	(32,977)	(44,021)	(106,956)	(92,503)
Stock-based compensation (1)	8,766	13,665	17,757	26,179
CEO separation benefits (2)	—	902	—	902
CEO transition costs (3)	—	566	159	566
Payroll taxes expense on employee stock transactions	24	70	68	275
Legal settlement	—	—	1,100	304
Restructuring charges (4)	1,864	275	38,252	275
Other (income) expense, net	—	(266)	—	(127)
Adjusted EBITDA	$(22,323)	$(28,809)	$(49,620)	$(64,129)
(1) The stock-based compensation expense for the three and six months ended June 30, 2022 includes a one-time charge of $1.0 million related to the modification of certain equity awards pursuant to the terms of the transition and separation agreement entered into with our founder, Julie Wainwright, in connection with her resignation as Chief Executive Officer ("CEO") on June 6, 2022 (the "Separation Agreement").
(2) The CEO separation benefit charges for the three and six months ended June 30, 2022 consists of base salary, bonus and benefits for the 2022 fiscal year, as well as an additional twelve months of base salary and benefits payable to Julie Wainwright pursuant to the Separation Agreement.
(3) The CEO transition charges for the three and six months ended June 30, 2022 consist of general and administrative fees, including legal and recruiting expenses, as well as retention bonuses for certain executives incurred in connection with our founder's resignation. The CEO transition charges for the six months ended June 30, 2023 consists of retention bonuses for certain executives incurred in connection with our founder's resignation on June 6, 2022.
(4) The restructuring charges for the three and six months ended June 30, 2022 consists of employee severance payments and benefits. The restructuring charges for the three and six months ended June 30, 2023 consists of impairment of right-of-use assets and property and equipment, employee severance charges, and other charges, including legal and transportation expenses.
A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss	$(41,330)	$(53,165)	$(123,830)	$(110,577)
Stock-based compensation	8,766	13,665	17,757	26,179
CEO separation benefits	—	902	—	902
CEO transition costs	—	566	159	566
Payroll tax expense on employee stock transactions	24	70	68	275
Legal settlement	—	—	1,100	304
Restructuring charges	1,864	275	38,252	275
Provision for income taxes	114	33	200	33
Non-GAAP net loss attributable to common stockholders	$(30,562)	$(37,654)	$(66,294)	$(82,043)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	100,973,105	94,901,943	100,294,359	94,192,963
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.30)	$(0.40)	$(0.66)	$(0.87)

The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net cash used in operating activities	$(30,425)	$(38,550)	$(60,858)	$(87,904)
Purchase of property and equipment and capitalized proprietary software development costs	(11,358)	(7,772)	(27,278)	(16,219)
Free Cash Flow	$(41,783)	$(46,322)	$(88,136)	$(104,123)

Key Financial and Operating Metrics:

	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
	(in thousands, except AOV and percentages)
GMV	$350,001	$367,925	$437,179	$428,206	$454,163	$440,659	$492,955	$444,366	$423,341
NMV	$256,509	$273,417	$318,265	$310,511	$332,508	$325,105	$367,382	$327,805	$303,918
Consignment Revenue	$72,452	$78,373	$86,508	$83,989	$96,917	$93,874	$110,199	$102,643	$96,577
Direct Revenue	$22,460	$29,387	$45,262	$48,823	$42,646	$34,005	$33,252	$24,953	$20,887
Shipping Services Revenue	$10,000	$11,078	$13,355	$13,888	$14,872	$14,824	$16,204	$14,308	$13,391
Number of Orders	673	757	861	878	934	952	993	891	789
Take Rate	34.5%	34.9%	35.0%	35.7%	36.1%	36.0%	35.7%	37.4%	36.7%
Active Buyers	730	772	797	828	889	950	998	1,014	985
AOV	$520	$486	$508	$487	$486	$463	$496	$499	$537
% of GMV from Repeat Buyers	84.5%	84.1%	83.8%	85.0%	84.7%	84.2%	84.0%	86.2%	87.3%